UNITED STATESSECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2004

Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION(Exact
name of Registrant as specified in its charter)

Delaware(State
of incorporation or organization)

34-0728587(I.R.S.
Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102(Address
of principal executive offices)

    (703)        478-5800
(Registrant’s telephone number, including area code)

Not Applicable
        (Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS:

        Certain statements in this filing contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to find, finance, acquire and successfully operate one or more new businesses; product demand; weather conditions in Europe during peak business periods; timely deliveries from vendors; our dependence on the aerospace industry; customer satisfaction and quality issues; labor disputes; competition; our ability to achieve and execute internal business plans; worldwide political instability and economic growth; military conflicts; reduced airline revenues as a result of the September 11, 2001 terrorist attacks on the United States, and their aftermath; reduced airline travel due to infectious diseases; and the impact of any economic downturns and inflation.

        If one or more of these and other risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)     Exhibits.

99 Press Release Dated August 4, 2004, regarding our operating results for the third quarter ended June 30, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION:

On August 4, 2004, we issued a press release announcing our operating results for the third quarter ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99, and is hereby incorporated by reference.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FAIRCHILD CORPORATION

Date:	August 4, 2004	By: /s/ John L. Flynn

John L. Flynn
Title: Chief Financial Officer and Senior Vice President, Tax